ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100319608-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/10/2010 10:45 AM
	Entity Number E0226142010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Golden Oasis New Energy Group, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Corporate Administrative Services, Inc. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1955 Baring Blvd (Street Address) Sparks (City) Nevada 89434 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Keming Li (Name) 1955 Baring Blvd (Street Address) Sparks (City) NV (State) 89434 (Zip Code) 2) Guoling Jin (Name) 1955 Baring Blvd (Street Address) Sparks (City) NV (State) 89434 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Lawful Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniela Peterson (Name) X Daniela Peterson (Incorporator Signature) 1955 Baring Blvd (Address) Sparks (City) NV (State) 89434 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Daniela Peterson 5/10/2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.